Granite Point Mortgage Trust Inc. Reports Third Quarter 2017 Financial Results
and Post-Quarter End Business Update

NEW YORK, November 6, 2017 – Granite Point Mortgage Trust Inc. (NYSE: GPMT), a commercial real estate investment trust (REIT) focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments, today announced its financial results for the quarter ended September 30, 2017 and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2017 highlights and an investment update can be viewed at www.gpmortgagetrust.com.

Third Quarter 2017 Summary

•
Delivered GAAP net income of $11.5 million or $0.27 per common share; Core Earnings of $11.9 million or $0.28 per common share(1); taxable income of $14.3 million or $0.33 per common share; and book value of $19.22 per common share.

•
Closed 11 senior floating rate commercial real estate loans with total commitments of approximately $450.4 million having a weighted average stabilized loan-to-value ratio (LTV) of 66%(2) and a weighted average yield of LIBOR + 4.89%(3); funded $379.8 million of principal balance of loans and an additional $13.6 million of existing loan commitments, bringing total fundings to $393.4 million.

•	Owned a portfolio with a principal balance of $2.2 billion, which was 97% floating rate in predominantly senior commercial mortgage loans with a weighted average stabilized LTV of 64%.(2)

Activity Post Quarter-End

•
Generated a pipeline of senior floating rate commercial real estate loans with total commitments of over $320 million, and initial funding loan amounts of over $240 million, which have either closed or are in the closing process, subject to fallout.

•
Amended one financing facility to increase borrowing capacity by $100 million, bringing total borrowing capacity to $2.1 billion; in negotiations to amend a second financing facility to increase borrowing capacity by $250 million, bringing total borrowing capacity to $2.3 billion, subject to closing conditions.

"The last few months have been quite active between completing our IPO, establishing a significant initial $2 billion borrowing capacity with several large financial institutions, and commencing the investment of capital backed by our robust loan origination pace," stated Jack Taylor, Granite Point's President and Chief Executive Officer. "We are pleased to have originated in excess of $450 million of loans during the third quarter at attractive yields. We believe that our differentiated relative value investment approach, our proven origination platform and diversified portfolio of senior floating rate loans will allow us to deliver attractive stockholder returns going forward.  We are proud of our progress since we became a public company and are optimistic about the future of our business."

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 4 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Loans held-for-investment	$2,127,954	$1,364,291
Available-for-sale securities, at fair value	12,814	12,686
Held-to-maturity securities	43,390	48,252
Cash and cash equivalents	142,391	56,019
Restricted cash	2,331	260
Accrued interest receivable	5,786	3,745
Due from counterparties	20	249
Income taxes receivable	4	5
Accounts receivable	12,695	7,735
Deferred debt issuance costs	9,342	2,365
Total Assets	$2,356,727	$1,495,607
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,475,264	$451,167
Note payable to affiliate	27,458	593,632
Accrued interest payable	2,331	655
Unearned interest income	450	143
Other payables to affiliates	86	21,460
Dividends payable	13,835	—
Accrued expenses and other liabilities	5,529	559
Total Liabilities	1,524,953	1,067,616
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 0 shares issued and outstanding, respectively	1,000	—
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,235,103 and 0 shares issued and outstanding, respectively	432	—
Additional paid-in capital	829,522	392,608
Accumulated other comprehensive income (loss)	16	(112)
Cumulative earnings	14,664	35,495
Cumulative distributions to stockholders	(13,860)	—
Total Stockholders’ Equity	830,774	427,991
Total Liabilities and Stockholders’ Equity	$2,356,727	$1,495,607

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$29,655	$14,933	$77,213	$37,062
Available-for-sale securities	265	242	767	758
Held-to-maturity securities	940	974	2,792	3,217
Cash and cash equivalents	4	3	10	6
Total interest income	30,864	16,152	80,782	41,043
Interest expense	12,497	3,024	26,376	7,052
Net interest income	18,367	13,128	54,406	33,991
Other income:
Ancillary fee income	—	15	—	41
Total other income	—	15	—	41
Expenses:
Management fees	3,130	1,689	6,717	5,098
Servicing expenses	333	145	962	372
General and administrative expenses	3,388	1,721	7,561	5,204
Total expenses	6,851	3,555	15,240	10,674
Income before income taxes	11,516	9,588	39,166	23,358
Benefit from income taxes	(2)	(2)	(3)	(9)
Net income	11,518	9,590	39,169	23,367
Dividends on preferred stock	25	—	25	—
Net income attributable to common stockholders	$11,493	$9,590	$39,144	$23,367
Basic and diluted earnings per weighted average common share	$0.27	$—	$0.27	$—
Dividends declared per common share	$0.32	$—	$0.32	$—
Basic and diluted weighted average number of shares of common stock outstanding	43,234,254	—	43,234,252	—

Comprehensive income:
Net income attributable to common stockholders	$11,493	$9,590	$39,144	$23,367
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	32	64	128	(128)
Other comprehensive income (loss)	32	64	128	(128)
Comprehensive income attributable to common stockholders	$11,525	$9,654	$39,272	$23,239

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2017
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$11,493
Adjustments for non-core earnings:
Non-cash equity compensation	429
Core Earnings(1)	$11,922

Core Earnings per weighted average common share outstanding	$0.28
Weighted average shares outstanding	43,432,254

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

4